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                                                                      Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT


Acclaim Cable Holdings, Inc.                                Delaware
Acclaim Coin-Operated Entertainment, Inc.                   Delaware
Acclaim Comics, Inc.                                        Delaware
Acclaim Distribution, Inc.                                  Delaware
Acclaim Corporate Center I, Inc.                            New York
LJN Toys, Ltd.                                              New York
Oyster Bay Warehouse Corp.                                  New York
Acclaim Redemption Games, Inc.                              California
Iguana Entertainment, Inc.                                  Texas
Acclaim Studios - Salt Lake City, Inc.                      Utah
Acclaim Japan, Ltd.                                         Japan
Acclaim Entertainment Canada, Ltd.                          Canada
Acclaim Entertainment Espana SA                             Spain
Acclaim Entertainment G.m.b.H.                              Germany
Acclaim Entertainment, SA                                   France
Acclaim Entertainment, Ltd.                                 United Kingdom
Iguana Entertainment Ltd.                                   United Kingdom
Probe Entertainment Limited                                 United Kingdom
Acclaim Redemption Games Limited                            U.S. Virgin Islands
Acclaim Character Animation, L.P.                           Delaware
ACA Holdings, Inc.                                          Delaware
Acclaim Europe Ltd.                                         United Kingdom
Annodeus Inc.                                               Delaware
TNM Holdings, Inc.                                          Delaware
Annodeus G.m.b.H.                                           Germany
Annodeus S.A.                                               France
Annodeus Limited                                            United Kingdom